Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-228916 on Form S-3 and Registration Statements Nos. 333-96957, 333-98319, 333-103229 and 333-191116 on Form S-8 of Plumas Bancorp and Subsidiary of our report dated March 7, 2019, relating to our audit of the consolidated financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ Vavrinek, Trine, Day & Co., LLP

Laguna Hills, California

March 7, 2019